                                                                  Exhibit 10.65

  CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE
     ACT OF 1934. THE OMITTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION.


                             DISTRIBUTION AGREEMENT

         THIS AMENDED AND RESTATED DISTRIBUTION AGREEMENT (hereinafter referred to as the "Agreement") is made and entered into as of the 1st day of January, 1998, by and between NOVA FACTOR, INC., a Tennessee corporation, (hereinafter referred to as "Nova Factor"), and GENZYME CORPORATION, a Massachusetts corporation (hereinafter referred to as "Genzyme").

                              W I T N E S S E T H:

         WHEREAS, Genzyme is the manufacturer of the prescription drugs Ceredase(R) (alglucerase injection) ("Ceredase(R)") and Cerezyme(R) (imiglucerase for injection) ("Cerezyme(R)") which have been approved by the United States Food and Drug Administration for the treatment of Gaucher disease;

         WHEREAS, in order to facilitate distribution of Ceredase(R) and Cerezyme(R), Nova Factor desires to purchase Ceredase(R) and Cerezyme(R) from Genzyme, and Genzyme desires to sell Ceredase(R) and Cerezyme(R) to Nova Factor for resale, upon the terms and subject to the conditions hereinafter set forth;

         WHEREAS, Genzyme and Nova Factor have entered into prior Distribution Agreements ("Predecessor Agreements") for Ceredase(R) and Cerezyme(R) and wish to amend and restate the Predecessor Agreements;

         NOW, THEREFORE, for and in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                                DISTRIBUTORSHIP

         1.1 Appointment. Genzyme hereby appoints Nova Factor to act as a distributor of Ceredase(R) and Cerezyme(R) in *, and Nova Factor hereby accepts such appointment. During the period of time that this Agreement is in effect, Nova Factor shall sell Ceredase(R) and Cerezyme(R) to third parties and perform the other obligations set out herein.

         1.2 Territory. Subject to the rights of Genzyme under this Section 1.2,*. The parties further agree and acknowledge that (1) Genzyme may distribute Ceredase(R) and Cerezyme(R) in * directly to health care providers and pharmacies, and notwithstanding the grant of a distributorship to Nova Factor, such direct distribution by Genzyme shall not be construed to be a violation of this Agreement and (2) Genzyme may at its option appoint additional distributors of Ceredase(R) and Cerezyme(R) in * and will ensure the continuity of patient care with all distributors. Genzyme will notify Nova Factor of the

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

addition of distributors of Ceredase(R) and Cerezyme(R) as soon as such additions become public.

         1.3 Terms Applicable to Distributorship. Nova Factor shall have sole responsibility and authority for determining the price at which it will resell Ceredase(R) and Cerezyme(R) to its customers. Genzyme shall not be involved in that determination in any way.

         1.4 Security Interest. Nova Factor shall enter into an Amended and Restated Security Agreement, substantially in the form of Exhibit A attached hereto (the "Security Agreement"), to secure Nova Factor's obligations to pay Genzyme for Ceredase(R) and Cerezyme(R) provided to Nova Factor under this Agreement.

                                   ARTICLE II
               PURCHASE OF CEREDASE(R) AND CEREZYME(R) FOR REsale

         2.1 Purchase and Maintenance of Inventory of Ceredase(R) and
Cerezyme(R).

                  (a) Orders for Ceredase(R) and Cerezyme(R). Nova Factor shall order Ceredase(R) and Cerezyme(R) from Genzyme, and Genzyme shall sell Ceredase(R) and Cerezyme(R) to Nova Factor; provided however, that any portion of an order which remains unfilled for * days after receipt of such order by Genzyme may be canceled at Nova Factor's option. Genzyme shall ship Ceredase(R) and Cerezyme(R) at its cost to Nova Factor in sealed vials. Each vial of Ceredase(R) and Cerezyme(R) shall be packaged in an individual box, containing a package insert and United States Food and Drug Administration ("FDA")-approved labeling. Genzyme shall have the option of shipping several individual boxes in a larger shipping container. Genzyme shall ship each order of Ceredase(R) and Cerezyme(R) to Nova Factor at its warehouse/pharmacies in Memphis, Tennessee (the "Warehouse") or such other place as the parties shall agree, at Genzyme's expense. Shipment shall be made by common carrier, overnight courier or any other similar method of shipment in Genzyme's discretion. Upon the shipment of Ceredase(R) and Cerezyme(R) to Nova Factor, title to the Ceredase(R) and Cerezyme(R) shall pass to Nova Factor.

                  (b) Nova Factor Inventory. Nova Factor agrees that it will purchase adequate amounts of Ceredase(R) and Cerezyme(R) so that such inventory, (the "Inventory"), will result in an average of * days Inventory during each calendar quarter; provided that, Nova Factor agrees that at the option of Genzyme it will purchase adequate amounts of Ceredase(R) and Cerezyme(R) to bring the Inventory to a *-day level prior to the end of any such calendar quarter; provided however that in no event will such purchase cause the inventory to exceed an average of * days for the calendar quarter, provided further, that in no event shall Nova Factor be required (i) to purchase Ceredase(R) and Cerezyme(R) after Genzyme has delivered a notice of termination pursuant to Section

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

3.2(d) hereof, and (ii) to have on hand Inventory in excess of * dollars ($*). The calculation of Inventory will be based upon the average of the unit sales volume for the previous month, the projected unit sales volume for the current month, and the projected sales volume for the next month as described in Exhibit B attached hereto. Genzyme shall use reasonable efforts to assure that all Ceredase(R) and Cerezyme(R) shipped to Nova Factor by Genzyme will have a remaining shelf life of at least ninety (90) days. At any time which is at least thirty (30) days prior to the expiration date of Ceredase(R) and Cerezyme(R), Nova Factor shall have the right to return to Genzyme such Ceredase(R) and Cerezyme(R) that had a remaining shelf life of less than ninety
(90) days when it was received by Nova Factor. All such returns shall be made to Genzyme for either replacement Ceredase(R) and Cerezyme(R) respectively, or for a credit to the amount owed by Nova Factor to Genzyme equal to Nova Factor's purchase price of such Ceredase(R) and Cerezyme(R), as may be elected by Genzyme. The service fees earned by Nova Factor pursuant to Section 2.14 for any Ceredase(R) and Cerezyme(R) returned to Genzyme pursuant to this Section 2.1(b) shall be credited against future service fees earned by Nova Factor, or Genzyme may request that Nova Factor reimburse it within ninety (90) days of notice thereof for service fees paid to Nova Factor for Ceredase(R) and Cerezyme(R) that is returned, as Genzyme may elect. Nova Factor agrees to use the shortest dated Ceredase(R) and Cerezyme(R) first. Nova Factor shall provide Genzyme weekly verbal reports on Inventory levels, which will be subject to audit at Genzyme's expense.

                  (c) Billing. No earlier than the date of shipment of Ceredase(R) and Cerezyme(R) to Nova Factor, Genzyme shall invoice Nova Factor for such shipment at Genzyme's then * price for Ceredase(R) and Cerezyme(R). Payment against the invoice will be due from Nova Factor within * (*) days of the date of Genzyme's invoice. In the event that Nova Factor fails to pay any such invoice in full within * (*) days, Nova Factor shall pay Genzyme late payment charges of * per annum on all unpaid amounts due under such invoice calculated from the end of that * (*) day period. Payments shall be applied first against any accrued interest until all interest is paid and then to the principal account balance. At its option Genzyme may offset amounts due it under this Section 2.1(c) against any service fee due to Nova Factor under
Section 2.14 hereof. The parties hereto agree that should any provision of this
Section 2.1(c) violate any law, rule or regulation pertaining to usury or the contracting for or charging of interest, then the excess of interest contracted for or charged or collected over the maximum lawful rate of interest shall be applied as a prepayment of future obligations due by Nova Factor to Genzyme under this Article II, and if any amount so prepaid shall be unused upon termination of this Agreement, the excess of the prepaid amounts over the amounts actually due to Genzyme shall be immediately returned to Nova Factor.

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

         2.2      Shipment and Warehousing.

                  (a) Inspection of Shipment. Upon receipt of each shipment of Ceredase(R) and Cerezyme(R) by Nova Factor, Nova Factor shall immediately inspect the shipment for obvious damage to the shipping container and each box containing a vial of Ceredase(R) and Cerezyme(R). Nova Factor shall have no obligation to inspect the contents of the vials, nor shall Nova Factor open or unseal the vials. Nova Factor shall also confirm whether the number of vials received by Nova Factor equals the number of vials recorded on the applicable shipping documents, and Nova Factor shall note any discrepancies in the number of vials received by Nova Factor on the shipping documents accompanying such shipment of Ceredase(R) and Cerezyme(R) and immediately notify Genzyme of any such discrepancies.

                  (b) Storage. Nova Factor shall store all Ceredase(R) and Cerezyme(R) at the Warehouse and shall not store Ceredase(R) and Cerezyme(R) at any other location without the prior written consent of Genzyme. Nova Factor shall not manufacture, mix, or process any Ceredase(R) and Cerezyme(R). Nova Factor shall be responsible for inventory control of Ceredase(R) and Cerezyme(R), subject to Genzyme's determination of the appropriate shelf life of Ceredase(R) and Cerezyme(R). Nova Factor shall segregate Ceredase(R) and Cerezyme(R) from any other item stored by it and shall not commingle Ceredase(R) and Cerezyme(R) with any other item in its custody or control. For so long as any Ceredase(R) and Cerezyme(R) is in Nova Factor's possession, Nova Factor shall store Ceredase(R) and Cerezyme(R) in accordance with the requirements set forth in the Ceredase(R) and Cerezyme(R) package insert and FDA-approved labeling, including any requirements with respect to refrigeration.

                  (c) Risk of Loss. Nova Factor shall bear the risk of loss, theft, destruction or damage of each vial of Ceredase(R) and Cerezyme(R) from and after receipt of each shipment by Nova Factor at the Warehouse until receipt of each such vial of Ceredase(R) and Cerezyme(R) by a patient, physician, clinic or hospital. Genzyme shall, at its cost, insure all Ceredase(R) and Cerezyme(R) against loss from the time of shipment until delivery to the Warehouse. Nova Factor shall, at its cost, insure all Ceredase(R) and Cerezyme(R) in its possession until the receipt by a patient, physician, clinic or hospital for its replacement value against fire, theft, loss or destruction, and such other risks as are customarily insured against by prudent persons in a similar line of business, with an insurance carrier qualified to do business (in the State of Tennessee or such other place as Genzyme may authorize). Nova Factor shall provide Genzyme with certificates of such insurance prior to Nova Factor's election to be subject to the terms of
Article II.

         2.3 Marketing and Sales. Genzyme covenants and agrees that will provide such marketing, sales and patient/physician educational materials as shall be deemed necessary by Genzyme to adequately promote and market Ceredase(g) and Cerezyme(R). Nova Factor shall have no direct responsibility for undertaking any sales efforts in connection with Ceredase(R) and Cerezyme(R) and all inquiries received by Nova Factor concerning potential sales or prescriptions of Ceredase(R) and Cerezyme(R) shall be referred to Genzyme by Nova Factor.

         2.4      Designation of Patients and Recipients.

                  (a) Patient Status. Nova Factor shall sell Ceredase(R) and Cerezyme(R) under this Article II only to a patient previously approved by Genzyme (an "Approved Patient") or to a physician, hospital or clinic for administration to an Approved Patient (hereinafter sometimes referred to as a "Customer"). No patient previously approved to receive Ceredase(R) will be provided Cerezyme(R) without Genzyme's prior approval. If sale is made to an Approved Patient, shipment may nonetheless be made to a physician, hospital or clinic, which will dispense Ceredase(R) or Cerezyme(R) to the Approved Patient. Before approving the initial shipment to, or on behalf of, a patient, Genzyme shall make such inquires as Genzyme, in its sole discretion, deems appropriate to determine whether Ceredase(R) or Cerezyme(R) is indicated for such patient, which inquiries shall include obtaining a letter or summary of medical necessity signed by such patient's physician where required by the third party payor and determining the availability of insurance or other source for payment for Ceredase(R) or Cerezyme(R).

                  (b) Patient Tracking System. Nova Factor shall establish a patient tracking system in a mutually acceptable format that tracks the dose, dosage changes and frequency of administration of Ceredase(R) and Cerezyme(R) prescribed by physicians for all Approved Patients. Nova Factor shall provide Genzyme with data on all Approved Patients each month.

                  (c) Transmission of Records. Genzyme shall promptly forward to Nova Factor such documentation as is reasonably necessary for Nova Factor to transmit the initial shipment of Ceredase(R) or Cerezyme(R) to any Approved Patient and to permit Nova Factor to file claims with a third party payor, if any, or to submit invoices to the appropriate Ceredase(R) or Cerezyme(R) Customer.

         2.5      Distribution and Pharmacy Services.

                  (a) Physician Authorization. Following the inquiry provided for in Section 2.4 of this Agreement, Genzyme shall notify Nova Factor that a patient is an Approved Patient. Prior to dispensing Ceredase(R) or Cerezyme(R) to, or on behalf of, an Approved Patient, Nova Factor shall obtain:

                      (i) a prescription which is either (A) in proper form signed by the Approved Patient's physician, which physician shall be duly licensed to practice medicine and dispense drugs in accordance with applicable state and federal law, or (B) communicated verbally by said physician if such communication is valid under applicable state law; or

                           (ii) an authorized purchase order from a Customer authorized under applicable state law to dispense drugs to the Approved Patient(s).

In the event that shipment of Ceredase(R) or Cerezyme(R) is to be made to a Customer who wishes to designate Nova Factor as its billing agent, a signed Sales and Billing Agency Agreement (the "Sales Agreement"), substantially in the form of Exhibit C attached hereto, shall be obtained from such Customer.

                  (b) Compliance with Pharmacy Laws. Nova Factor shall dispense or ship Ceredase(R) and Cerezyme(R) pursuant to a prescription or authorized purchase order solely in compliance with applicable federal and state laws, regulations, and orders including pharmacy laws. Nova Factor may ship sufficient amounts of Ceredase(R) and Cerezyme(R) to a physician, hospital or clinic to permit dispensing of single or multiple doses, but only if such dose(s) are to be administered to an Approved Patient(s). Nova Factor shall not provide Ceredase(R) and Cerezyme(R) to any Customer without the prior authorization of Genzyme.

                  (c) Pharmacy Records. Nova Factor shall maintain such pharmacy records as are required by applicable federal and state laws, regulations and orders. Such records shall remain the property of Nova Factor. However, Nova Factor shall permit Genzyme access to, and the right to obtain copies of, such records, except to the extent limited by law.

         2.6 Shipment of Ceredase(R) and Cerezyme(R) to Approved Patients and Customers.

                  (a) Confirmation of Information. Nova Factor shall, before dispensing or shipping Ceredase(R) or Cerezyme(R), (i) confirm with the Approved Patient's third party payor, if any, the necessary billing forms and billing procedures, including billing address, required to file any claim for the Ceredase(R) or Cerezyme(R) on Nova Factor's or such Approved Patient's behalf, or, in the event Nova Factor is acting as billing agent for a Customer pursuant to an executed Sales Agreement, for such Ceredase(R) and Cerezyme(R) Customer and (ii) make due inquiry whether it may lawfully dispense Ceredase(R) or Cerezyme(R) in the state to which shipment has been directed.

                  (b) Inventory Availability. Nova Factor shall be required to ship Ceredase(R) and Cerezyme(R) only from Ceredase(R) and Cerezyme(R) inventory which Genzyme has previously delivered to Nova Factor.

                  (c) Packaging. Nova Factor shall pack Ceredase(R) and Cerezyme(R) in cold packs, cartons or other packaging with such insulation or other packing materials as required by the package insert or FDA-approved labeling, or as otherwise agreed by the parties. Nova Factor shall, at its cost, cause Ceredase(R) and Cerezyme(R) to be delivered to Ceredase(R) and Cerezyme(R) Customers by common carrier, overnight courier or other similar method of shipment selected by Nova Factor.

                  (d) Return of Ceredase(R) and Cerezyme(R). In the event that a shipment of Ceredase(R) or Cerezyme(R) is refused or rejected by the Approved Patient or Customer, Nova Factor will cause the shipment of Ceredase(R) or Cerezyme(R) to be returned to the Warehouse at Nova Factor's expense. Upon return, Genzyme will direct Nova Factor, at Genzyme's cost, either to (i) return the refused shipment to Genzyme or (ii) destroy the refused shipment.

         2.7      Billing Services.

                  (a) After compliance by Nova Factor with its obligations under Section 2.6 hereof, upon delivery of Ceredase(R) or Cerezyme(R) to a Customer, Nova Factor shall prepare and mail an invoice for such shipment within * business days after receipt by Nova Factor of the documentation necessary for billing to be provided by Genzyme under Section 2.4 of this Agreement. Such invoice shall be sent to the Customer, or if Nova Factor has shipped Ceredase(R) or Cerezyme(R) to a Customer for which Nova Factor acts as billing agent, Nova Factor shall submit the invoice in the manner provided in the Sales Agreement. Each invoice, as appropriate, shall be on a form agreed to by the parties or upon the standardized form (such as HCFA - 1500 Health Insurance Claim Form) required by a third party payor or in such electronic billing format as may be required. In the event Ceredase(R) or Cerezyme(R) is sold to an Approved Patient after compliance by Nova Factor with its obligations under section 2.6 hereof, Nova Factor shall submit the invoice to the Approved Patient or, if authorized to do so, to the applicable third party payor.

                  (b) Nova Factor shall use reasonable efforts to comply with all requirements for the submission of claims imposed by each third party payor for an Approved Patient.

                  (c) Nova Factor shall comply with all applicable federal and state laws, regulations and orders, including Medicare requirements, in its capacity as billing agent for any Ceredase(R) or Cerezyme(R) Customer pursuant to the Sales Agreement.

              2.8 Collection. Nova Factor shall be responsible for the collection of all monies due for the sale by Nova Factor of Ceredase(R) and Cerezyme(R) and all such monies shall belong to Nova Factor.

              2.9 Bad Debts and Delinquent Accounts. Nova Factor shall bear the risk of loss on all uncollected accounts and bad debts resulting from sales and shipments of Ceredase(R) and Cerezyme(R) by Nova Factor under this Article II.

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

         2.10     Accounting and Financial Reporting.

                  (a) Nova Factor shall maintain records and books of account, in the form of computer data or otherwise, which will identify Nova Factor's inventory of Ceredase(R) and Cerezyme(R), each sale and shipment of Ceredase(R) and Cerezyme(R) by Nova Factor (showing recipient's name, amount of drug dispensed, and charges for said drug), and all revenue collected from the sale and distribution of Ceredase(R) and Cerezyme(R) by Nova Factor properly applied to and against the invoices for said drug generated by Nova Factor. In addition to these records, Nova Factor shall generate such distribution, sales, customer, account and financial reports, including records necessary to trace lot numbers to Ceredase(R) and Cerezyme(R) patients, to monitor shelf life and trace shipments and such other data and information (collectively, "Accounting Records") as the parties shall agree. Nova Factor agrees that on a monthly basis, it will furnish Genzyme with an accounting of all Ceredase(R) and Cerezyme(R) received, all Ceredase(R) and Cerezyme(R) shipped and all bills submitted and all revenues collected in connection with Ceredase(R) and Cerezyme(R) sold and distributed, by Nova Factor during the month.

                  (b) Nova Factor shall furnish to Genzyme (i) as soon as available and in any event written 45 days after the end of the first three quarterly fiscal periods of each fiscal year of Nova Factor, a consolidated balance sheet and profit and loss statement reflecting the financial condition of Nova Factor at the end of each such period and for the period from the beginning of the respective fiscal year to the end of such period, and setting forth the corresponding figures for the corresponding periods in the previous fiscal year, which financial statements shall be accompanied by a certificate of the chief financial officer of Nova Factor that such financial statements present fairly in all material respects the consolidated financial position of Nova Factor, in accordance with generally accepted accounting principles consistently applied, as at the end of, and for, such period, and (ii) as soon as available and in any event within ninety (90) days after the end of each fiscal year of Nova Factor, a consolidated balance sheet and profit and loss statement reflecting the consolidated financial condition of Accredo Health, Incorporated at the end of such fiscal year and for the period from the beginning of such fiscal year to the end of such fiscal year, and setting forth the corresponding figures for the preceding fiscal year, which financial statements shall be accompanied by a report from independent certified public accountants that such financial statements present fairly in all material respects the consolidated financial position of Accredo Health, Incorporated, in accordance with generally accepted accounting principles consistently applied, as at the end of, and for, such fiscal year. All such information will be considered confidential pursuant to Section 3.5. without limiting the generality of the foregoing such information shall not be used in violation of any federal securities laws and regulations.

         2.11     Computer System Access.

                  (a) Terms of Access. Nova Factor shall establish a separate computer data base for demographic, account and patient information regarding Ceredase(R) and Cerezyme(R) within Nova Factor's computer system, or any successor hardware. Genzyme

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

shall be given direct inquiry (read only) access to the computer data base for Ceredase(R) and Cerezyme(R) maintained within Nova Factor's computer system; provided, however, that Genzyme shall be responsible for obtaining at its cost all compatible terminal hardware, modems, telephone access lines, and all other hardware and materials necessary to access Nova Factor's computer system. Nova Factor shall also have full access to this data base. Nova Factor will make available to Genzyme the necessary phone numbers, access codes and passwords which shall provide Genzyme with direct inquiry access solely to the Nova Factor computer data base concerning Ceredase(R) and Cerezyme(R). Genzyme shall be responsible for all long distance charges incurred by Genzyme in using dial access to Nova Factor's computer system. Genzyme acknowledges that the entry of data and information into the computer data base may be delayed, however, Nova Factor will make reasonable efforts to ensure that the information is current and will promptly notify Genzyme if the information in the data base is not current.

                  (b) Confidentiality of Computer Data. The information contained in the data base is considered by Nova Factor to be confidential. Nova Factor considers all information in its database to be confidential in accordance with Section 3.5. Genzyme shall deal with all such data designated as confidential by Nova Factor, together with any computer access codes and passwords provided to Genzyme by Nova Factor to permit Genzyme access to said database, in accordance with Section 3.5. hereof.

         2.12 Audit. Nova Factor shall allow Genzyme access to Nova Factor's books and records related to its sale of Ceredase(R) and Cerezyme(R) for purposes of audit. The information provided by Nova Factor shall be subject to the operation of Section 3.5. without limiting the generality of the foregoing such information shall not be used in violation of federal securities laws and regulations. Any such audit shall be at Genzyme's cost and shall be conducted at Nova Factor's offices in Memphis, Tennessee during Nova Factor's regular business hours, and upon Genzyme providing Nova Factor with reasonable advance notice. Any amounts found from such audit to be due and owing Genzyme but unpaid shall thereafter be paid in accordance with the terms of this Agreement. The information provided by Nova Factor shall be subject to the operation of Section 3.5. without limiting the generality of the foregoing such information shall not be used in violation of federal securities laws and regulations.

         2.13 Personnel. Nova Factor shall designate certain Nova Factor personnel to perform Nova Factor's obligations, including those with respect to inventory, storage, shipment, billing, collections, accounting and recordkeeping. Nova Factor shall be solely responsible for its employees' salaries, federal and state income tax withholding, Social Security tax withholding, worker's compensation benefits and fringe benefits. When Nova Factor determines that the volume of its distribution of Ceredase(R) and Cerezyme(R) requires, Nova Factor shall dedicate certain of its personnel, which Nova Factor shall select, exclusively to handle Nova Factor's obligations under this Article II.

         2.14     Compensation to Nova Factor.

                  (a) Service Fee. In consideration for the services provided to Genzyme by Nova Factor, Genzyme agrees to pay to Nova Factor *. For Ceredase(R) and Cerezyme(R) purchased under this Agreement from January 1, 1998 to December 31, 1998 * will be determined in accordance with 3.2(b).

                  (b) Invoicing. Genzyme shall pay this service fee to Nova Factor within * days after the date that Genzyme invoices Nova Factor for an invoice for such related shipment of Ceredase(R) and Cerezyme(R). In the event that Genzyme fails to pay any such service fee in full within * days of the receipt of the related invoice, Genzyme shall pay Nova Factor late payment charges of * per annum on all unpaid amounts due pursuant to this Section 2.14 calculated from the end of that * day period. The parties hereto agree that should any provision of this Section 2.14 violate any law, rule or regulation pertaining to usury or the contracting for or charging of interest, then the excess of interest contracted for or charged or collected over the maximum lawful rate of interest shall be applied as a prepayment of future obligations due by Genzyme to Nova Factor.

                  (c) Reimbursement for Expenses. Upon presentment of invoices or other documentation of such expenses, Genzyme will reimburse Nova Factor for any reasonable expenses which are the responsibility of Genzyme so long as such expenses are incurred by Nova Factor with the prior approval of Genzyme. Genzyme will reimburse such expenses within * days of Genzyme's receipt of the documentation of any such expenses. Notwithstanding this Section 2.14(d), Nova Factor shall be solely responsible for expenses incurred by it in carrying out its obligations, including but not being limited to, shipping, obtaining supplies, postage and printing necessary for the collection of accounts receivable generated by Nova Factor's distribution of Ceredase(R) and Cerezyme(R).

         2.15 Taxes. Nova Factor shall prepare and file all sales and use tax returns which are required by, and pay all taxes due to any state or local governmental entity from, or as a result of, the sale or distribution of Ceredase(R) and Cerezyme(R) by Nova Factor. Nova Factor shall be liable for any personal property taxes on inventory of Ceredase(R) and Cerezyme(R) held in Tennessee by Nova Factor or any other approved site, any gross receipts or business taxes resulting from the sale or distribution of Ceredase(R) and Cerezyme(R) by Nova Factor, and to the extent required, shall include such inventories of Ceredase(R) and Cerezyme(R) held by Nova Factor, and sales of Ceredase(R) and Cerezyme(R) distributed by Nova Factor, in Nova Factor's respective federal and state income and franchise tax returns. To the extent that Nova Factor is required to file tax

                  *Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

returns with any governmental entity in regard to the distribution and sale of Ceredase(R) and Cerezyme(R) by Nova Factor pursuant to this Article II and to remit taxes in connection therewith, other than income taxes for service fee income pursuant to Article II hereof, Genzyme shall promptly reimburse Nova Factor for such taxes upon presentation by Nova Factor of evidence reasonably satisfactory to Genzyme that Nova Factor has paid such taxes.

         2.16 Effect of Termination. Upon termination of this Agreement, Nova Factor shall promptly provide Genzyme with a final accounting of units of Ceredase(R) and Cerezyme(R) held in Inventory at termination, units shipped, billings, collections and such other information contained in the Accounting Records as is requested by Genzyme. A copy of all computer and other records concerning Ceredase(R) and Cerezyme(R), including the Accounting Records, maintained by Nova Factor, shall be provided to Genzyme; however, Nova Factor shall maintain the original of said records. Nova Factor shall fully cooperate with and assist Genzyme in achieving an orderly transfer of patients and health care provider to an alternative supplier of Ceredase(R) and Cerezyme(R) if this Agreement is terminated. Genzyme will reimburse Nova Factor for all reasonable costs, as agreed upon by both parties, incurred during the transfer of patients and health care providers to an alternate supplier. This provision shall survive termination of this Agreement.

                                  ARTICLE III
                                 MISCELLANEOUS

         3.1      Indemnity and Insurance.

                  (a) Indemnification. Nova Factor and Genzyme hereby agree that:

                           (i) Nova Factor shall assume responsibility for and shall indemnify and hold Genzyme harmless and defend Genzyme from all losses (including claims for injuries to employees of Nova Factor or Genzyme), expenses, attorneys' fees, damages, claims and judgments resulting solely from (A) Nova Factor's breach of the terms of this Agreement; (B) the negligent acts or omissions or wrongful acts of Nova Factor, its agents or employees; or (C) any misrepresentation or breach of any representation or warranty made herein by Nova Factor; provided, however, that Nova Factor shall have no liability to Genzyme for loss of profits to Genzyme in the event Nova Factor is unable, through no fault of Nova Factor's, to ship Ceredase(R) and Cerezyme(R) to a Ceredase(R) and Cerezyme(R) Customer or Approved Patient, and

                           (ii) Genzyme shall assume responsibility for and shall indemnify and hold Nova Factor harmless and defend Nova Factor from all losses (including claims for injuries to employees of Nova Factor or Genzyme), expenses, attorneys' fees, damages, claims and judgments resulting solely from (A) Genzyme's breach of the terms of this Agreement; (B) the negligent acts or omissions or wrongful acts of Genzyme, its agents or employees; (C) any misrepresentation or breach of any representation or warranty made herein by Genzyme; or (D) any defect or issue arising out of a defect in design, manufacture or condition of Ceredase(R) and Cerezyme(R) supplied to Nova Factor by Genzyme.

                  (b) Insurance. During the term of this Agreement, Nova Factor and Genzyme will each maintain general public liability, products liability and products property damage insurance, each policy with limits of not less than $1,000,000 per incident, $3,000,000 in the aggregate. All policies insuring against liability for bodily injury or death or damage to property shall include coverage for claims resulting from the sale and distribution of Ceredase(R) and Cerezyme(R) and in the case of Genzyme, claims resulting from the manufacture of Ceredase(R) and Cerezyme(R). Each party will provide the other party with certificates evidencing the insurance required hereunder, and all such policies shall endeavor to provide notice of cancellation or termination or reduction in the limits of or other material change to the coverage thereof shall be provided in advance to the other party. In the event of such cancellation, termination, reduction or change of the coverage described herein, the party maintaining such insurance shall immediately obtain substitute or replacement coverage. Failure to obtain substitute or replacement coverage shall be grounds for the termination of this Agreement.

         3.2      Term, Renewal and Termination.

                  (a) Initial Term. Unless otherwise terminated pursuant to subsection (c) below, this Agreement shall be for an initial term expiring on December 31, 1998.

                  (b) Renegotiation of Service Fee. The service fee to be paid by Genzyme to Nova Factor for services provided under this Agreement will be renegotiated by the parties between * of each calendar year, with changes in such fee, if any, to become effective with respect to Ceredase(R) and Cerezyme(R) purchased * of the applicable calendar year, subject at all times to the parties' rights of termination under Section 3.2(d) hereof. The service fee to be paid with respect Ceredase(R) and Cerezyme(R) purchased during the time period the parties are negotiating such fee shall be paid at the rate in effect during the preceding year, and once the parties agree upon a change in such fee, if any, Genzyme shall promptly pay to Nova Factor the amount by which the new service fee exceeds the previous service fee, or Nova Factor promptly shall reimburse (by direct payment or by credit against future amounts payable to Nova Factor by Genzyme) Genzyme the amount by which the new service fee is less than the previous service fee, whichever is applicable. The parties agree to use reasonable efforts to negotiate the service fee by * of each calendar year.

                  (c) Renewal. This Agreement will automatically renew at the expiration of the Initial Term for an additional period of one year and shall thereafter automatically renew from year to year for additional one-year periods, unless either party shall give written notice of cancellation to the other party at least ninety (90) days prior to the end of the Initial Term or the expiration of any extension.

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

                  (d) Termination and Suspension of Distribution. This Agreement shall automatically terminate (i) upon the mutual agreement of the parties, (ii) at any time upon sixty (60) days prior notice by either party hereto, (iii) upon the insolvency or bankruptcy of either party, the making by either party of an assignment for the benefit of creditors, the consent by either party to the appointment of a trustee or receiver, or the appointment without its consent, of a trustee or receiver for it or for a substantial part of its property, or (iv) upon the institution by or against either party of bankruptcy, reorganization, arrangement or insolvency proceedings. In addition, if either party hereto shall breach the terms of this Agreement, the non-breaching party, may give written notice of the breach to the breaching party, and if said breach is not cured within thirty (30) days following the giving of said notice, immediately upon the conclusion of such thirty (30) day period the non-breaching party, at its option, may (i) suspend performance of its obligations under this Agreement, and/or (ii) terminate this Agreement.

                  (e) Return of Ceredase(R) and Cerezyme(R). In the event of termination of this Agreement, Nova Factor shall cause the inventory of Ceredase(R) and Cerezyme(R) then in Nova Factor's possession to be returned to Genzyme, at Genzyme's cost. Each unit of Ceredase(R) and Cerezyme(R) returned to Genzyme shall be credited in full payment for the amount due from Nova Factor for that unit, except any units which are destroyed or damaged for which Nova Factor shall bear the risk of loss in accordance with Article II hereof. The services fees earned by Nova Factor for any Ceredase(R) and Cerezyme(R) returned to Genzyme pursuant to this Section 3.2(e) shall be offset against such credit. To the extent the amount credited to Nova Factor pursuant to this paragraph exceeds the amount owed by Nova Factor to Genzyme at such time, such excess shall be promptly paid by Genzyme to Nova Factor.

                  (f) Survival of Obligations. Termination of this Agreement shall not relieve either party from any liability or obligation it had incurred prior to the date of such termination including, but not limited to, obligations to pay any outstanding unpaid amounts due pursuant to this Agreement and to accept returns of Ceredase(R) and Cerezyme(R) in accordance with the provisions of this Agreement. It is the express intention and agreement of the parties hereto that all the covenants, agreements, warranties and indemnities contained in Sections 2.16, 3.1, 3.5, 3.6, and 3.7 shall survive the termination of this Agreement.

         3.3 Force Majeure. Neither party shall be liable to the other for failure or delay in the performance of any of its obligations under this Agreement for the time, and to the extent, such failure or delay is caused by riots, civil commotion, wars, hostilities between nations, embargoes, acts of God, earthquakes, storms, fires, strikes, sabotage, explosions, shortages of raw materials or power, or any other matter which is beyond the reasonable efforts of the party to control. This provision shall not excuse, or apply to, obligations of a party to make monetary payments hereunder.

         3.4 Independent Contractor. Subject to the requirements herein, Nova Factor shall determine the time spent and the methods employed in carrying out its obligations hereunder, and Nova Factor shall be solely responsible for the operation and management of its business. In entering into and carrying out its obligations under this Agreement, Nova Factor is an independent contractor. Nothing in this Agreement, or in the relationship between the parties or in the activities of Nova Factor, its agents or employees, shall be construed to make Nova Factor, its agents or employees, an employee of, or joint venture or partner with, Genzyme, or to empower any of them to bind or obligate Genzyme in any way. Nova Factor further agrees that it will make no representations with respect to its relationship to Genzyme, except that it has contracted with Genzyme to act as a distributor of Ceredase(R) and Cerezyme(R) and to perform the obligations set out herein. It is further agreed and understood that Nova Factor is only contracting to provide certain specified services to, and purchase Ceredase(R) and Cerezyme(R) from, Genzyme. Genzyme shall be responsible for all costs incurred in operating Genzyme's business, and Genzyme shall be solely responsible for the management and operation of its business.

         3.5      Confidentiality and Restrictive Covenant.

                  (a) Protection of Documents. Each party has developed or may during the term hereof develop, certain formulae, products, methods of doing business, and other proprietary information which that party deems to be confidential and a trade secret. In the course of fulfilling each party's respective obligations hereunder, some of these formulae, products, methods and other proprietary information of one party will become known to the other party hereto. Each party agrees that it will not duplicate, make use of, or disclose, in any manner whatsoever, any information which is deemed to be confidential by the other party (as provided in Section 3.5(b) hereof), either during or after the term of this Agreement, without the express prior written consent of the other party hereto.

                  (b) Designation of Materials. In the event that any information deemed to be confidential by a party is provided to the other party or its employees or agents in writing, the party providing same shall mark the writing as confidential, prior to providing such information to the other party. In the event that such information is provided in non-written form such as orally, by audio tape, by direct telephonic access to computer data bases, videotape or computer software or disc, the party claiming such information to be confidential shall, at the time such information is furnished to the other party or within fifteen (15) days thereafter, furnish to the other party a written list containing a brief description of such item and designating such item as confidential. Upon termination of this Agreement, all such information, together with any copies thereof, of any information hereunder deemed, or designated by a party as, confidential shall be returned to the party who supplied the information. Notwithstanding the preceding provision, the following types of information provided by a party shall always be deemed confidential, whether or not so designated: patient medical records; patient and physician names and addresses; hospitals; clinics; number of patients on therapy; prescription files; costs of goods and supplies: the formula and composition of Ceredase(R) and Cerezyme(R); and financial records of the party.

                  (c) Exceptions. The restrictions in this Section 3.5 shall not apply (i) to any information which is not deemed confidential hereunder, or which has not been designated as confidential in the manner specified herein,
(ii) to any information which was already known to the receiving party prior to its disclosure by the other party, as can be proven by competent evidence,
(iii) to any information which is or becomes public knowledge through no fault or failure of a party bound by this Agreement, (iv) to any information which is independently developed by an employee of the receiving party who had no access to or knowledge of the information disclosed hereunder or (v) to any information which was rightfully obtained from a third party who was not subject to any restriction of confidentiality.

                  (d) Covenant. Nova Factor agrees that during the term of this Agreement, and for a period of five years following the termination hereof, Nova Factor will not undertake to distribute or supply any prescription drug for the treatment of Gaucher disease other than Ceredase(R) and Cerezyme(R), without the prior written consent of Genzyme. Furthermore, during the same period, and whether or not otherwise prohibited by the restrictions set out hereinabove, Nova Factor will not disclose to any other person or entity or use for purposes of competing directly or indirectly with the sale of Ceredase(R) and Cerezyme(R) by Genzyme (i) the names of patients or hospitals, clinics or physicians or number thereof provided Ceredase(R) and Cerezyme(R) by Nova Factor pursuant to this Agreement, (ii) the volume of Ceredase(R) and Cerezyme(R) supplied to Ceredase(R) and Cerezyme(R) Customers by Nova Factor,
(iii) the addresses of patients, (iv) the referral sources of Ceredase(R) and Cerezyme(R) Customers, (v) Genzyme's price for Ceredase(R) and Cerezyme(R), or
(vi) the service fees, if any, paid to Nova Factor pursuant to this Agreement. This provision shall not prohibit disclosure of such information in the event that Nova Factor is requested or required by law or governmental regulations or by litigation discovery requests, subpoena, civil investigative demands or similar processes to disclose such information, nor shall it prohibit disclosure and use by Nova Factor of such information, if and as necessary, in any litigation between Nova Factor and Genzyme Furthermore, Nova Factor may disclose such information, to the extent permitted by law, as may be required by a lending institution that has provided a loan to Nova Factor, or to Nova Factor's accountants or attorneys in the ordinary course of business provided that such disclosee agrees in writing not to further disclose such information.

         3.6      Representations, Warranties and Covenants.

                  (a) No Interference. Genzyme represents and warrants to Nova Factor that Genzyme has the sole and exclusive right to manufacture and distribute Ceredase(R) and Cerezyme(R) and that the distribution of Ceredase(R) and Cerezyme(R) and the other activities to be performed by Nova Factor hereunder do not, and will not, infringe upon or violate the rights of, any other party. Genzyme will protect, indemnify and hold Nova Factor harmless from any claims of infringement of patent, trademark, mark name or proprietary rights by third parties relating to Nova Factor's distribution of Ceredase(R) and Cerezyme(R).

                  (b) Government Approval. Genzyme further represents and warrants to Nova Factor that all FDA and state approvals and permits required for Genzyme's manufacture, sale and distribution of Ceredase(R) and Cerezyme(R) have been obtained and that Genzyme has the corporate authority to authorize Nova Factor to sell and distribute Ceredase(R) and Cerezyme(R). Genzyme shall comply with all applicable FDA and state laws and regulations in the manufacture, design, testing, inspection, labeling, warning and instructions for use of Ceredase(R) and Cerezyme(R) material to its performance under this Agreement.

                  (c) Compliance with Laws, Licensure. Nova Factor represents and warrants to Genzyme that Nova Factor has materially complied with, shall continue to comply with, and nothing in the transactions contemplated by this Agreement would cause it not to be in compliance with, all federal and state laws, regulations and orders applicable to it and its business as a pharmacy, including all pharmacy laws. Nova Factor possesses all federal and state governmental licenses and permits material to and necessary in its performance of this Agreement. Such licenses and permits are, and shall remain, in full force and effect, no violations are or have been recorded in respect of any such licenses or permits and no proceeding is pending or, to the knowledge of Nova Factor, threatened to revoke or limit any thereof. Nova Factor shall promptly notify Genzyme in the event that a proceeding is threatened or commenced to revoke or limit any such licenses or permits.

         3.7      Trade Names and Trademarks.

                  (a) Use of Trade Names and Trademarks by Nova Factor. Genzyme grants to Nova Factor the non-exclusive privilege to use, in connection with the stocking, sale and distribution of Ceredase(R) and Cerezyme(R), the various trade names, trademarks, service marks and several other word and design marks which Genzyme associates with Ceredase(R) and Cerezyme(R). Nova Factor acknowledges that Genzyme is the exclusive owner of the various trade names, trademarks, service marks and several other word and design marks which Genzyme uses in connection with Ceredase(R) and Cerezyme(R) and the sales thereof, and that all goodwill associated with such is the property of and shall inure to the benefit of Genzyme. Nova Factor agrees that Genzyme has the right to control the use or display thereof by Nova Factor. This non-exclusive license is a limited license and may be terminated at any time by Genzyme upon the termination of this Agreement. Nova Factor shall discontinue the display or use of any such mark or name, or change the manner in which any such name or mark is displayed or used, upon request by Genzyme. Nova Factor further agrees that:

                           (i) No such name or mark will be used by Nova Factor in such a manner that it may reasonably be expected to become a generic word, causing a loss of its protected status as such;

                           (ii) Nova Factor shall not use such names or marks, or any variant thereof, as the whole or any part of its title or the name of its business, except upon Genzyme's express written consent to such use;

                           (iii) Nova Factor shall not use such names or marks in any manner in connection with an effort to sell goods of others, whether or not such goods are competitive with Ceredase(R) and Cerezyme(R), and shall not use such names or marks as part of its business name;

                           (iv) Nova Factor shall not use, or allow the use of, any name or mark which is likely to cause confusion, mistake or deception with respect to any of the trade names or trademarks of Genzyme; and

                           (v) Nova Factor shall not assert, acquire or attempt to acquire any rights or interests in or to, or contest or assist others in contesting, said names or marks of Genzyme.

Upon termination of this Agreement, Nova Factor shall discontinue any and all use of Genzyme's trademarks, trade names and any other identification with Genzyme and shall avoid any statement or implication that it is a distributor of Ceredase(R) and Cerezyme(R).

                  (b) Use of Trade Names and Trademarks by Genzyme. The parties recognize that Nova Factor(R) is a registered trademark, and Nova Factor hereby grants to Genzyme the non-exclusive privilege to use, in connection with the stocking and sale of Cerezyme(R) and Ceredase(R), the various trade names, trademarks, service marks and the several other word and design marks which are associated with Nova Factor(R). Genzyme acknowledges that Nova Factor is the exclusive owner of the various trade names, trademarks, service marks and the several other word and design marks which are used in connection with the name Nova Factor(R) and that all good will associated with such is the property of and shall inure to the benefit of Nova Factor. Genzyme agrees that Nova Factor has the right to control the use or display thereof by Genzyme. This non-exclusive license is a limited license and may be terminated at any time by Nova Factor. Genzyme shall discontinue the display or use of any such name or mark, or change the manner in which any such name or mark is displayed or used, upon request by Nova Factor. Genzyme further agrees that:

                           (i) No such name or mark shall be used in such a manner that it may become a generic word, causing the loss of its protected status as such;

                           (ii) Genzyme shall not use such names or marks, or any variant thereof, as the whole or any part of its title or the name of its business, except upon Nova Factor's express written consent to such use;

                           (iii) Genzyme shall not use such names or marks in any manner in connection with an effort to sell goods of others and shall not use such names or marks as part of its business name;

                           (iv) Genzyme shall not use, or allow the use of, any name or mark which is likely to cause confusion, mistake or deception with respect to any of the trade names or trademarks of Nova Factor; and

                           (v) Genzyme shall not assert, acquire or attempt to acquire any rights or interests in or to, or contest or assist others in contesting, the names or marks of Nova Factor.

Upon termination of this Agreement, Genzyme shall discontinue any and all use of Nova Factor's trademarks, trade names and any other identification with Nova Factor, and shall avoid any statement or implication that it is affiliated with Nova Factor.

         3.8 Service to Other Businesses. Genzyme acknowledges that Nova Factor offers its services to other businesses, and Genzyme agrees that no provision contained herein shall restrict or prohibit Nova Factor from providing services to others in addition to Genzyme as long as the performance of said services does not violate the restrictions set out in Section 3.5 hereof, or interfere with the performance of Nova Factor's obligations hereunder.

         3.9 Records. To the extent required by Section 1861(b)(1)(I) of the Social Security Act, Nova Factor shall, upon proper request, allow the United States Department of Health and Human Services, the Comptroller General of the United States and their duly authorized representatives, access to this Agreement and to all books, documents and records necessary to verify the nature and extent of the costs of the services provided by Nova Factor under this Agreement at any time during the term of this Agreement and for an additional period of four (4) years following the last date services are furnished under this Agreement.

         3.10 Specific Performance. The parties acknowledge that violation of Sections 3.5 and 3.7 hereof could cause irreparable damage to the party against whom the violation is committed which would not adequately be remedied by an action at law for damages. The parties agree that, in the event of a breach or threatened breach of either of these sections, the party alleging such breach shall be entitled to injunctive relief prohibiting such breach or threatened breach in any court of the United States or of any state or other political subdivision having proper jurisdiction thereof.

         3.11 Remedies Cumulative. The remedies provided herein shall be cumulative and shall not preclude any party from asserting any other rights or seeking any other remedies against the other party, or such other party's successors or permitted assigns, pursuant to this Agreement, as provided under other agreements and as provided by law. Nothing contained herein shall preclude a party from seeking equitable relief, where appropriate.

         3.12 Non-assignability. This Agreement and the rights, duties and responsibilities of the parties hereto shall not be assigned without the prior express written consent of the other party, except that no prior consent shall be required in the event of acquisition of all or substantially all of the assets of a party by an acquirer.

         3.13 Headings. All headings used herein are for ease of reference only and shall in no way be construed as interpreting, decreasing or enlarging the provisions of this Agreement.

         3.14 Effect. Subject to any provisions hereof restricting assignment, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their successors, administrators, trustees and permitted assigns.

         3.15 Modification. This Agreement and the Security Agreement constitute the entire agreement and understanding between the parties hereto in respect to the transactions contemplated herein and supersede all prior written or oral agreements, arrangements and understanding relating to the subject matter hereof. This Agreement may be amended, changed or modified only with the written consent of both parties.

         3.16 Notices. All notices, demands, request, consents, reports, approvals or other communications which may be or are required to be given, served or sent pursuant to this Agreement shall be in writing and shall be hand delivered, or mailed by first class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by telegram, facsimile or by overnight courier addressed to the party at its business address and to the attention of the individual set out following the signatures of the parties on the last page of this Agreement. Each party may designate by notice in writing a different person, or new address, to which any notice, demand, request, consent, report, approval or other communication may thereafter be given, served or sent. Each notice, demand, request, consent, report, approval or communication mailed in the manner described above or delivered to a telegraph company or to an overnight courier, or by facsimile transmission, shall be deemed sufficiently given, served, sent or received for all purposes at such time as it is delivered to the addressee (with the return receipt or delivery receipt or machine report, in the case of facsimile transmission, being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

         3.17 Waivers. No waiver of the breach of any provision of this Agreement shall be deemed a waiver of any other breach of or default under the same or any other provision hereof, nor will any waiver constitute a continuing waiver. No term or provision of this Agreement shall be waived except by a written instrument executed by a duly authorized officer of the waiving party and no course of dealing, act or omission to act shall operate as a waiver of any right, power or privilege granted to a party hereunder.

         3.18 Accreditation Standards. The services provided hereunder are designed to meet the applicable requirements stated in PH.1 through PH.1 1.3 of the Standards for the Accreditation of Home Care-Pharmaceutical Services of the Joint Commission on Accreditation of Healthcare Organizations ("JCAHO"). In the performance of this

Agreement the parties shall conform to the policies, standards and requirements of JCAHO, to the extent applicable.

         3.19 Severability. If any one or more of the provisions of this Agreement shall for any reason be held illegal or invalid, such illegality or invalidity shall not affect any other provision of this Agreement and this Agreement shall be enforced as if such illegal or invalid provision had not been contained herein.

         IN WITNESS WHEREOF, the undersigned parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                      GENZYME CORPORATION



                                      By:  /s/ Illegible
                                         --------------------------------------

                                      Title:   Executive Vice President
                                            -----------------------------------

                                      Address:   One Kendall Square
                                                 Cambridge, Massachusetts 02139



                                      NOVA FACTOR, INC.



                                      By:  /s/ Randy Grow
                                         --------------------------------------

                                      Title:   President
                                            -----------------------------------

                                      Address:    1620 Century Center Parkway
                                                  Suite 109
                                                  Memphis, TN 38134

                                   EXHIBIT A

                    AMENDED AND RESTATED SECURITY AGREEMENT

                  THIS AMENDED AND RESTATED SECURITY AGREEMENT (the "Security Agreement") is made as of the ___day of ______, 1998 by and between NOVA FACTOR, INC., a Tennessee corporation (hereinafter referred to as "Nova Factor") and GENZYME CORPORATION, a Massachusetts corporation ("Secured Party").

                                   RECITALS:

                  WHEREAS, Nova Factor and Secured Party have entered into a certain Amended and Restated Distribution Agreement dated the date hereof (the "Distribution Agreement") pursuant to which Secured Party has Agreed to sell to Nova Factor and Nova Factor has agreed to purchase from Secured Party quantities of the prescription drugs know as Ceredase(R) enzyme and Cerezyme(R) on the terms and conditions set forth therein; and

                  WHEREAS, in order to secure (i) the amounts payable to Secured Party under Section 2.1(c) of the Distribution Agreement, (ii) the fulfillment of the other obligations of Nova Factor under the Distribution Agreement and (iii) the fulfillment of the obligations of Nova Factor hereunder (collectively, the "Secured Obligations"), Nova Factor is required to enter into this Security Agreement and to grant to Secured Party a security interest in the Collateral (as hereinafter defined).

                  NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

                  1.       Security Interest.

                           1.1      Collateral. As security for the Secured
Obligations, Nova Factor hereby grants to Secured Party a security interest in and lien on, and assigns and pledges to Secured Party, all of the following (the "Collateral"):

                           (a)      all Ceredase(R) enzyme and Cerezyme(R) sold
by Secured Party to Nova Factor from time to time pursuant to Article II of the Distribution Agreement, which Ceredase(R) enzyme and Cerezyme(R) shall be held for sale by Nova Factor to third parties in accordance with the terms of the Distribution Agreement (the "Inventory");

                           (b)      all accounts, chattel paper, instruments
and general intangibles (as such terms are defined in Article 9 of the Uniform Commercial Code as in effect from time to time in the State of Tennessee), accounts receivable and other obligations of any kind, whether or not evidenced by an instrument or chattel paper (collectively, the "Accounts") of Nova Factor representing or arising from the sale of Ceredase(R) enzyme and Cerezyme(R) by Nova Factor from the Inventory; and

                           (c)      any and all additions to any of the
foregoing, and any and all replacements, products and proceeds (including insurance proceeds) of any of the foregoing.

                           1.2      Right of Secured Party to Pay Taxes or
Costs Relating to Collateral. Secured Party shall have the right, but not the obligation, to pay any taxes or levies on the Collateral or any costs to preserve the Collateral, which payment shall constitute a part of the Secured Obligations; provided, however, that no taxes payable by Secured Party pursuant to the Distribution Agreement shall be deemed part of the Secured Obligations.

                           1.3      Financing Statements. At the request of
Secured Party, Nova Factor will promptly join with Secured Party in executing financing statements, continuation statements, assignments, certificates and other documents with respect to the Collateral pursuant to the Uniform Commercial Code and otherwise as may be necessary to enable Secured Party to perfect or from time to time continue the security interests granted hereby, including without limitation such financing statements, continuation statements, certificates and other documents as may be necessary to perfect a security interest in any Ceredase(R) enzyme and Cerezyme(R) acquired by Nova Factor subsequent to the date hereof pursuant to the terms of the Distribution Agreement or in any replacements or proceeds thereof, in form satisfactory to Secured Party, and Secured Party will pay the cost of filing the same in all public offices wherever Secured Party deems filing to be necessary or desirable. Nova Factor grants Secured Party the right, at Secured Party's option, to file any or all such financing statements, continuation statements and other documents pursuant to the Uniform Commercial Code and otherwise, without Nova Factor's signature, and irrevocably appoints Secured Party as Nova Factor's attorney in fact to execute any such statements and documents in Nova Factor's name and to perform all other acts which Secured Party reasonably deems appropriate to perfect and continue the security interests conferred by the Security Agreement.

                  1.4 Injury to Collateral, Storage of Inventory. No injury to, or loss or destruction of, the Collateral shall relieve Nova Factor of any of the Secured Obligations. Nova Factor shall handle and store the Inventory in the manner required by the Distribution Agreement except as otherwise provided herein.

                  1.5 Collecting and Servicing Accounts. Nova Factor is authorized to collect and service the Accounts, provided that Secured Party may, without cause or notice, upon the default of Nova Factor hereunder, terminate such authority at any time.

                  1.6 Notice of Past Due Accounts. Nova Factor will promptly notify Secured Party if any Account owned by it in excess of * Dollars ($*) is not paid within one hundred and twenty (120) days after the date of shipment by Nova Factor of the Inventory to which such Account relates, or if an Account debtor thereof disputes liability, exercises a right of set-off or counterclaim, becomes insolvent, fails, or goes out of business.

               2. Representations, Warranties, Agreements and Covenants of Nova Factor. Nova Factor represents, warrants, agrees and covenants that:

                           (a)      Unless the Secured Party shall otherwise
agree in writing, Nova Factor will not grant or permit to exist, nor shall there exist, any security interest in, or any lien, attachment, levy or encumbrance upon, any of the Collateral, except for the security interest granted to Secured Party hereunder and except for any encumbrance (as hereafter defined) in existence at the time Nova Factor acquired or acquires the Collateral that has been subordinated to the lien created by this Security Agreement and has been approved in writing by Secured Party, or, subject to the approval of Secured Party, which shall not be unreasonably withheld, any lien created subsequent to the date hereof that is subordinate to the lien of Secured Party. Nova Factor has not signed or filed or authorized the signing or filing of, a financing statement (other than one naming Secured Party as the secured party) under the Uniform Commercial Code of any jurisdiction with respect to the Collateral or any portion thereof except for financing statements naming Nations Bank of Tennessee, N.A. as agent for Secured Parties, Nations Bank of Tennessee, N.A. and First Tennessee Bank National Association. For the purposes of this Section 2, "encumbrance" shall mean any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, assigned deposit, arrangement, encroachment, claim, option, reservation, right of way, easement, covenant, lease, purchase right, condition, restriction, charge or defect of any kind, or any preference, priority or security agreement or other preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement, any capitalized lease obligation having substantially the same economic effect as any of the foregoing, and the

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

                           (b)      Nova Factor, Inc. is a corporation duly
organized, validly existing and in good standing under the laws of Tennessee and has the full and unrestricted power and authority to enter into and perform the terms of this Security Agreement and the transactions contemplated hereby. The execution, delivery and performance of this Security Agreement have been duly authorized by all necessary corporate action of Nova Factor and this Security Agreement had been duly executed on behalf of Nova Factor.

                           (c)      This Security Agreement constitutes a
legal, valid and binding obligation of Nova Factor, enforceable against Nova Factor in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the rights of creditors generally. The execution, delivery, and performance of this Security Agreement and of all other instruments or agreements executed in connection herewith will not (i) violate, conflict with, or constitute a default under any law, regulation, order or any other requirement of any governmental authority or arbitrator, any terms of the Articles or Certificate of Incorporation or bylaws of Nova Factor, or any contract, agreement or other arrangement binding upon or affecting Nova Factor or any of its properties, (ii) result in the creation, imposition or acceleration of any indebtedness of any nature upon, or with respect to, Nova Factor or any of its properties, (iii) have a material adverse effect on the conduct of Nova Factor's business as it is now being conducted and as proposed to be conducted while this Security Agreement is in effect, or (iv) otherwise impair the value of the security interests granted to Secured Party hereunder.

                           (d)      Nova Factor will (i) execute and deliver
any and all documents, or cause the execution and delivery of any and all documents, reasonably necessary for Secured Party to create, perfect, preserve, validate or otherwise protect its security interest in the Collateral; (ii) maintain, or cause to be maintained, at all times, Secured Party's security interest in the Collateral; (iii) immediately upon learning thereof, report to Secured Party any reclamation, return or repossession of any of the Inventory, any claim or dispute asserted by any debtor or other obligor of Nova Factor, and any other matters affecting the value or enforceability or collectibility of any of the Collateral; (iv) after an occurrence of an event of default hereunder, defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein adverse to Secured Party and pay all costs and expenses (including attorneys' fees and expenses) incurred in connection with such defense; and (v) at Nova Factor's sole cost and expense (including attorneys' fees and expenses), settle any and all such claims and disputes referenced in paragraph 2(d)(iv) above and indemnify and protect Secured Party against any liability, loss or expense arising therefrom or out of any such reclamation, return (except as otherwise provided in Section 2.6(d) of the Distribution Agreement) or repossession of any of the Collateral; provided, however, if Secured Party shall so elect, it shall have the right following the occurrence of an Event of Default hereunder to settle, compromise, adjust, or litigate all claims or disputes directly with the debtor or other obligor of Nova Factor upon such reasonable terms and conditions as Secured Party deems advisable, and to charge all costs and expenses thereof (including attorneys' fees and expenses) to Nova Factor's account and to add them to the Secured Obligations.

                           (e)      Nova Factor's principal place of business
and its chief executive office are located at the address for Nova Factor set forth in Section 10 hereof, and Nova Factor shall not change such location unless Nova Factor shall have provided to Secured Party at least thirty (30) days' prior written notice of any changes in the location of Nova Factor's principal place of business and Nova Factor's chief executive office. Notwithstanding anything in the Distribution Agreement to the contrary, the Inventory shall be located at Nova Factor's warehouse at 1620 Century Center Parkway, Suite 109, Memphis, Tennessee and the records and books of account relating to the Collateral shall be located at Nova Factor's chief executive office, and Nova Factor shall not change such locations unless with the prior written consent of Secured Party given no less than thirty (30) days in advance of any relocation of the Inventory or the books and records.

                           (f)      Nova Factor will (i) promptly notify
Secured Party in writing of any compromise, settlement or adjustment with respect to an Account; (ii) maintain accurate and complete records of the Accounts and make the same available to Secured Party at reasonable times during normal business hours after receipt of notice from Secured Party, except after the occurrence of an Event of Default in which case no notice shall be required; (iii) if requested by Secured Party and desirable for the protection of Secured Party's interest in the Collateral, stamp, in form and manner satisfactory to Secured Party, its accounts receivable ledger and other books and records pertaining to the Accounts, with an appropriate reference to the security interest of Secured Party in the Accounts; (iv) upon Secured Party's reasonable request, furnish Secured Party original or other papers relating to the sale of Ceredase(R) enzyme and Cerezyme(R) which created any Account; and
(v) promptly notify Secured Party in writing of the return or rejection of any Ceredase(R) enzyme and Cerezyme(R) represented by the Accounts.

                           (g)      For any transaction governed by the
Distribution Agreement, from time to time as Secured Party may require, Nova Factor will deliver to Secured Party schedules of all outstanding Accounts as Secured Party may reasonably request. Such schedules shall be in form satisfactory to Secured Party and shall show the age of such Accounts in intervals of not more than 30 days, and contain such other information and be accompanied by such reasonable supporting documents as Secured Party may from time to time reasonably prescribe. Nova Factor shall also deliver to Secure Party copies of Nova Factor's invoices, evidences of shipment or delivery and such other schedules and information as Secured Party may reasonably request. In addition Nova Factor shall prepare, maintain and deliver the records and books and other materials in the manner provided in Section 2.10 of the Distribution Agreement. The items to be provided under this Section are to be prepared and delivered to Secured Party from time to time solely for its convenience in maintaining records of the Collateral and Nova Factor's failure to give any of such items to Secured Party shall not affect, terminate, modify or otherwise limit Secured Party's security interest granted herein.

                           (h)      Nova Factor will (i) sell or dispose of the
Inventory only in accordance with the terms of the Distribution Agreement; and
(ii) immediately notify Secured Party at least thirty days (30) prior to any change in location of any of the Inventory other than in the event of sales to third parties in accordance with the Distribution Agreement or in the ordinary course of business and, prior to any such change, execute and deliver to Secured Party such financing statements satisfactory to Secured Party as Secured Party may request.

                           (i)      [Reserved]

                           (j)      Except to the extent Section 2.2(c) of the
Distribution Agreement applies, Nova Factor shall insure all of the Inventory for its replacement (i.e., market) value against fire, theft, loss or destruction, and such other risks as are customarily insured against by prudent persons in a similar line of business, with an insurance carrier qualified to do business in the State of Tennessee in which the inventory is located (or such other place as Secured Party shall authorize). Nova Factor shall provide Secured Party with certificates of such insurance upon request.

                  3. Events of Default. The occurrence of one or more of the following events shall constitute an Event of Default hereunder (each, an "Event of Default"):

                           (i) The failure of Nova Factor to observe or perform any term, condition, covenant or agreement contained in this Security Agreement or in the Distribution Agreement and the continuance of such failure for thirty (30) days after the receipt of written notice thereof in the case of such failure. Late payment by Nova Factor to Secured Party under the terms of Section 2.1(c) of the Distribution Agreement shall not constitute an Event of Default but shall cause the late payment charges to come into effect;

                           (ii) The breach of any representation, warranty, covenant or agreement by Nova Factor made in Section 2 hereof and continuance of such breach for thirty (30) days after the receipt of written notice thereof by Nova Factor;

                           (iii)    [Reserved]

                           (iv) (a) The entry of a decree or order for relief of Nova Factor by a court of competent jurisdiction in any involuntary case involving Nova Factor under any bankruptcy, insolvency, or other similar law now or hereafter in effect, or the appointment of a receiver, liquidator, assignee, custodian, trustee, seqestrator or other similar agent for Nova Factor or for any substantial part of Nova Factor's assets or property, or the ordering of the winding up or liquidation of Nova Factor's affairs, or the taking of any action by any creditor (other than Secured Party) of Nova Factor preparatory to or for the purpose of commencing any such involuntary case, appointment, winding-up or liquidation and such decree or order or other such action shall be entered and continue unstayed and in effect for a period of thirty (30) days; or

                                    (b) The commencement by Nova Factor of a voluntary case under any bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by Nova Factor to the entry of an order of relief in an involuntary case under any such law or to the appointment of or taking possession by a receiver, liquidator, assignee, trust, custodian, sequestrator or other similar agent for Nova Factor or for any substantial part of Nova Factor's assets or property, or the making by Nova Factor of any general assignment for the benefit of creditors, or the taking by Nova Factor of any action preparatory to or otherwise in furtherance of any of the foregoing, of the failure of Nova Factor generally to pay its debts as such debts come due; or

                           (v) The default by Nova Factor under any note, security agreement or other document or instrument that creates a lien on the Collateral or evidences the obligation of Nova Factor to repay borrowed money.

                           4.       Remedies. The rights and remedies,
privileges, obligations, and duties of Secured Party and Nova Factor with respect to this Security Agreement and the security interest of Secured Party shall be as set forth in the Uniform Commercial Code of the State of Tennessee, and in addition thereto, as set forth herein. Upon the occurrence of any Event of Default, Secured Party shall have the right (a) to declare all of the Secured Obligations to be immediately due and payable, whereupon all such Secured Obligations shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Nova Factor, anything contained herein to the contrary notwithstanding; and (b) to exercise any one or more of the rights and remedies exercisable by a secured party under the Code (subject to any rights of Nova Factor to redeem to the Collateral provided therein) or under any other applicable law. Upon the occurrence of any Event of Default, and without limiting the generality of the foregoing, Secured Party shall have the right to sell the collateral at public or private sale. All reasonable attorneys' fees and disbursements and all other cost, charges, premiums and other expenses incurred in connection with any such sale shall be charged against and deducted from the proceeds thereof, with the balance, if any, applied in reduction of the Secured Obligations of Nova Factor to Secured Party, and in the event there is a deficiency, said deficiency shall be payable forthwith by Nova Factor to Secured Party (except as otherwise provided in Section 2.1 of the Distribution Agreement). Notice of public or private sale, if given, shall be sufficiently given for all purposes if published once in any newspaper of general circulation distributed in the City of Memphis, Tennessee, not less than ten days prior of sale. It is agreed that ten days' written notice of any public or private sale of the Collateral shall be sufficient for all purposes and is commercially reasonable. Secured Party may itself purchase the whole, or any part of, the Collateral, or any interest therein at any such sale, free from any right of redemption on the part of Nova Factor which right of redemption on the part of Nova Factor is hereby waived and released, but only to the extent such waiver and release is permitted by applicable law.

                  Secured Party shall not be liable for failure to collect or demand payment of, or to protest, or give notice of nonpayment of, the Collateral or any part thereof, or for any delay in so doing, nor shall Secured Party be under any obligation to foreclose on or sell any Collateral or to take any other action whatsoever in regard to the Collateral or any part thereof, except that Secured Party hereby agrees to credit against the outstanding aggregate invoice price of all Inventory an amount equal to the outstanding aggregate invoice price of all properly stored Inventory which is returned by Nova Factor to Secured Party pursuant to Section 2.1 (b) of the Distribution Agreement in original, sealed packaging and having not less than thirty (30) days remaining shelf life.

                  5. Transfer of Collateral. Nova Factor shall not sell, lease, transfer, assign, mortgage, pledge or otherwise dispose of all or any portion of the Collateral except in accordance with the Distribution Agreement or when authorized by the Secured Party in writing.

                  6. Release of Collateral. Promptly following payment in full or satisfaction of the Secured Obligations, the security interest created hereby shall terminate, and Secured Party shall execute and deliver such documents as are necessary to release Secured Party's security interest in the Collateral, whether such security interest was created hereby or otherwise; it being the intention of the parties hereto that, upon payment in full or satisfaction of, the Secured Obligations, Nova Factor shall hold the Collateral free and clear of all liens, claims, charges, security interests, mortgages of encumbrances of Secured Party or any assignee or subrogee of Secured Party.

                  7.       [Reserved]

                  8. Waiver. No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Security Agreement or under any other instruments given in connection with or pursuant to this Security Agreement shall impair any such right, power or privilege or be construed as a waiver or default or any acquiescence therein. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

                  9. Assignment. Nova Factor shall not assign this Security Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of Secured Party.

                  10. Notices. All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Security Agreement shall be in writing and shall be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery, or telegram, addressed as follows:

                           (a) If to Nova Factor:
                                    c/o Nova Factor, Inc.
                                    1620 Century Center Parkway
                                    Suite 109
                                    Memphis, TN 38134
                                    Attention: President
                           with a copy (which shall not constitute notice) to:
                                    Mr. Thomas Bell, Esquire
                                    Nova Factor, Inc.
                                    1620 Century Center Parkway
                                    Suite 109
                                    Memphis, TN 38134

                           (b) If to Secured Party:
                                    Genzyme Corporation
                                    One Kendall Square
                                    Cambridge, Massachusetts 02139-1562
                                    Attention: Director, Patient and
                                    Product Services

                           with a copy (which shall not constitute notice) to:
                                    Genzyme Corporation
                                    One Kendall Square
                                    Cambridge, Massachusetts 02139-1562
                                    Attention: General Counsel

Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request or communication which shall be mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt or the affidavit of messenger being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

                  11. Entire Agreement. This Security Agreement and the other instruments and documents referred to herein or delivered pursuant hereto, represent the entire understanding of the parties hereto, supersede all other and prior memoranda and agreements between the parties and their affiliates and may not be modified or amended, except by a written instrument executed by each of the parties hereto designating specifically the terms and provisions so modified and amended.

                  12. Severability. If any part or any provision of this Security Agreement shall be invalid or unenforceable under applicable law, said part or provision shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provisions or the remaining provisions of this Security Agreement, which shall be construed as if such invalid parts or provision had not been inserted.

                  13. Counterparts. This Security Agreement may be executed in separate counterparts, none of which need contain the signatures of all parties, each of which is deemed to be an original, and all of which taken together constitute one and the same instrument. It shall not be necessary in making proof of this Security Agreement to produce or account for more than the number of counterparts containing the respective signatures of, or on behalf of, all the parties hereto.

         IN WITNESS WHEREOF, the undersigned have caused this Security Agreement to be executed as of the date and year first above written.

                                 NOVA FACTOR, INC.

                                 By:  /s/ Randy Grow
                                    ---------------------------

                                 Its: President
                                     --------------------------

                                 GENZYME CORPORATION

                                 By: /s/ Illegible
                                    ---------------------------

                                 Its: Executive Vice President
                                     --------------------------

                                   EXHIBIT B

                                Section 2.1 (b)
                        Basis for Calculating Inventory

A.)      Inventory Ceiling
         1. Monthly Ceredase(R) End User Sales and Cerezyme(R) End User Sales = Total Monthly End User Sales

         2. To Obtain * of End User Sales = Previous Month + Current Month + Future Month

         3.       * Inventory Ceiling = Month Average *

                  * Ceredase(R) Enzyme Average

                  * Cerezyme(R) Enzyme Average

                  *Unit Sales of Ceredase(R) Enzyme
                  *Unit Sales of Ceredase(R) Enzyme
                  *Projected Unit Sales of Ceredase(R) Enzyme

                  * Unit Sales of Cerezyme(R) Enzyme
                  * Unit Sales of Cerezyme(R) Enzyme
                  * Projected Unit Sales of Cerezyme(R) Enzyme

Next * projected sales of Ceredase(R) and Cerezyme(R) is based upon Genzyme's * amount for Nova Factor with Nova Factor's agreement but that in no event will be less than the * unless agreed to by Genzyme.

B.)      Inventory * Average
         1.       Ending Days Inventory/Week = *

         2.       Average Days of Inventory for Quarter = *



*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.